New Age Alpha Funds Trust Form 485BPOS

 Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of NAA Large Cap Value Fund, a series of New Age Alpha Funds Trust, under the heading “Fund Service Providers” in the Combined Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 3, 2024